Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-11465 on Form S-8 of our reports dated March 17, 2008, relating to the consolidated financial statements of Steinway Musical Instruments, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, Statement of Financial Accounting Standards (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R) and SFAS No. 123(R), Share-Based Payment), and the effectiveness of Steinway Musical Instruments, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Steinway Musical Instruments, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 17, 2008